SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2004

WAYNE BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	014612	34-1516142
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

112 West Liberty Street, Wooster, Ohio	44691
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (330) 264-1222

N/A

(Former name or former address, if changed since last report)

ITEM 7.01.  REGULATION FD DISCLOSURE

 On September 22, 2004, Wayne Bancorp, Inc. announced that the Wayne Bancorp shareholders approved the merger with National City Corporation.  A copy of the press release is attached to this report as Exhibit 99.1 and is furnished under this Item 7.01.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Exhibit No.	Description
99.1	Press Release dated September 22, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WAYNE BANCORP, INC.

Date: September 23, 2004	By:	/s/ JOHN A. LENDE
John A. Lende Secretary and Treasurer

Exhibit 99.1

Wooster, Ohio, Sept 22, 2004 – Wayne Bancorp, Inc. (NASDAQ: WNNB), today announced that the Wayne Bancorp shareholders approved the merger with National City Corporation (NYSE:NCC). On June 4, Cleveland based National City and Wooster based Wayne Bancorp announced the signing of a definitive agreement to merge the two organizations. Under the terms of the agreement, Wayne shareholders will receive $28.50 in cash for each share of Wayne. The merger is expected to close in the fourth quarter of 2004.  Customary regulatory approvals have already been received.

Wayne Bancorp, Inc. is an $811 million financial services company.  Its bank affiliates – Wayne County National Bank and Savings Bank & Trust – operate banking centers in Wayne, Holmes, Medina and Stark Counties.  The Company’s non-bank affiliates, including, MidOhio Data Inc, which performs proof and data processing operations, and Chippewa Valley Title Agency, Inc., a wholly-owned subsidiary of WCNB are both located in Wayne County, while Access Financial Corp., a consumer finance company is located in Stark county.